EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form SB-2/A of U.S. Energy Initiatives Corporation of our report dated April 26, 2007, which appears in the Registrant's Form 10KSB for the year ended December 31, 2006.

Brimmer, Burek & Keelan LLP

Tampa Florida
September 21, 2007